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                                                                   EXHIBIT 10.30

                                GUARANTY OF LEASE

            THIS GUARANTY OF LEASE (this "Guaranty") is made as of 4/27/99 by Oracle Corporation, a Delaware corporation ("Guarantor"), for the benefit of CIRCLE STAR CENTER ASSOCIATES, L.P., a California limited partnership ("Landlord").

                                    RECITALS

            This Guaranty is made upon the basis of the following facts:

            A. Network Computer, Inc. ("Tenant") desires to lease from Landlord certain real property located at Two Circle Star Way, San Carlos, California (with possible expansions into the portion of the Project located at One Circle Star Way) (the "Premises") pursuant to that certain Lease (the "Lease") of even date herewith by and between Landlord and Tenant. Capitalized terms used in this Guaranty but not defined herein shall have the meanings given them in the Lease.

            B. Landlord is not willing to enter into the Lease unless Landlord is provided this Guaranty in support of Tenant's obligations under the Lease. Guarantor is willing to provide, and does hereby provide, this Guaranty to Landlord in order to induce Landlord to enter into the Lease desired by Tenant.

            C. Guarantor is willing to execute, deliver and perform this Guaranty subject to the limitations and terms and conditions of Paragraphs 22, 23 and 24 below ("Qualifications").

            NOW, THEREFORE, to induce Landlord to enter into the Lease, Guarantor agrees as follows:

      1. Absolute, Unconditional Guaranty. Subject to the limitations specified in Paragraph 22 below, Guarantor unconditionally and absolutely guarantees to Landlord the prompt payment when due of the Base Rent, the Additional Charges, and all other Rent and other sums payable by Tenant under or in connection with the Lease, including without limitation interest and late charges (such Base Rent, Additional Charges, other Rent and other sums are referred to herein for brevity as the "Rent"), whether such sums are payable to Landlord or to any third party for the direct or indirect benefit of Landlord, and the full and faithful performance and observance of any and all covenants, whether present or future, contained in the Lease to be performed and observed by Tenant. Guarantor unconditionally covenants to, and agrees with, Landlord that, if any failure shall have occurred in the timely payment by Tenant of any Rent or in the full and faithful performance and/or discharge of any of the other duties, obligations or covenants contained in the Lease to be performed by Tenant, Guarantor will immediately and unconditionally pay to Landlord such Rent, will perform and/or discharge such duties, obligations and covenants, and shall reimburse Landlord for any and all damages that may arise as a result of Tenant's breach of Tenant's payment or performance obligations under the Lease.

      2. Guaranty of Payment and Performance. This is a guaranty of payment and performance and not merely of collection. The obligations of Guarantor hereunder are absolute, primary, unconditional and irrevocable obligations, which shall be enforceable by Landlord, at its election, simultaneously with or after proceeding against Tenant or without the necessity of any suit or proceedings against Tenant, and in any event, except as otherwise provided in Paragraph 24(c) below, without the


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necessity of any notice of non-payment, non-performance or non-observance, or of any notice of acceptance of the Guaranty contained herein or any other notice or demand to which a guarantor might otherwise be entitled or which may be required to preserve any rights against a guarantor, all of which Guarantor hereby expressly waives.

      3. Waivers of Defenses. Guarantor expressly agrees that the liability of Guarantor hereunder shall not be impaired, released, modified, stayed, limited, terminated or discharged, in whole or in part, by any of the following, notwithstanding that the same are made with or without notice to Guarantor, and Guarantor hereby freely and voluntarily waives any defense based upon any of the following:

            a. Subject to the Qualifications, any amendment or modification of the provisions of the Lease, whether or not consented to by Guarantor;

            b. Any extensions of time for performance of the covenants under the Lease to be performed by Tenant, whether given prior to or after default thereunder;

            c. Any delay by Landlord in asserting any claim, right or cause of action arising under or in connection with the Lease or this Guaranty, whether or not Guarantor changes its position in reliance on such delay or the expectation of the continuance of such delay;

            d. Any exchange, surrender or release, in whole or in part, of any security which may be held by Landlord at any time for or under the Lease;

            e. Any other guaranty now or hereafter executed by Guarantor or anyone else;

            f. The release, whether partial or full, of any other guarantor from liability for the performance or observance of any of the covenants under the Lease to be performed by Tenant, whether by operation of law or otherwise;

            g. Any lien, charge or encumbrance on or affecting any of the respective assets and properties of Tenant or Guarantor;

            h. Any rejection or disaffirmance of the Lease pursuant to the Bankruptcy Code of the United States or other statute or from the decision of any court interpreting any of the same;

            i. Any tender of performance by or on behalf of Tenant after the expiration of any period for performance described in Section 1161 of the Code of Civil Procedure of the State of California, if, in the reasonable opinion of Landlord, the acceptance of such tender would in any manner impair the right of Landlord to terminate the Lease or to evict Tenant by reason of the non-performance by Tenant;

            j. Subject to the Qualifications, any other agreement which may now or hereafter exist between Landlord and Tenant, whether in respect of the Lease or any other subject matter and whether or not consented to by Guarantor; or,

            k. Any matter or thing whatsoever other than (i) full and timely performance of all obligations guaranteed hereby, or (ii) Tenant's or Landlord's written waiver of any obligation of Tenant made expressly for the benefit of Guarantor.

      4. Waivers as Election of Remedies and Suretyship Rights. Although it is not the


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intention of Landlord, Tenant or Guarantor that the leasehold interest of Tenant under the Lease be deemed a security interest, rather than a lease, Guarantor waives all of the rights which may be waived by a guarantor pursuant to the provisions of Section 2856 of the Civil Code of the State of California. Guarantor further waives: (i) all rights and defenses arising out of an election of remedies by Landlord, and (ii) all suretyship rights or defenses described in Sections 2787 to 2855, inclusive, of the Civil Code of the State of California.

      5. Assumption of Obligations and Waivers as to Financial Condition. The obligations of Guarantor hereunder shall not be affected by any failure on the part of Landlord to inform Guarantor concerning Tenant's financial condition or notify Guarantor of any adverse change in Tenant's financial condition of which Landlord becomes aware. Guarantor assumes the obligation to make such inquiries with respect to such financial condition as such Guarantor deems necessary or prudent in the circumstances.

      6. Rights and Waivers as to Modifications of Lease or Other Obligations. Subject to the Qualifications, at any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of Guarantor hereunder, Landlord may deal with Tenant in the same manner and as fully as if this Guaranty did not exist and shall be entitled (but not obligated), among other things, to grant Tenant, without notice or demand and without affecting Guarantor's liability hereunder, such extension or extensions of time to perform, renew, compromise, accelerate or otherwise change the time for payment of or otherwise change the terms of payment or any part thereof contained in or arising under the Lease, or to waive any obligation of Tenant to perform, any act or acts as the Landlord may deem advisable. If any agreement or stipulation between Landlord and Tenant shall extend the time of performance or modify any of the covenants of the Lease to be performed by Tenant, Guarantor shall continue to be liable under this Guaranty according to the provisions of any such agreement or stipulation.

      7. Effect of Termination of the Lease; Guaranty of Payment of Damages. The obligations guaranteed hereunder shall not be limited or terminated by the termination of the Lease, by Landlord or otherwise, in accordance with law following any default by Tenant in the performance of its obligations thereunder. The obligations guaranteed hereunder expressly include any obligations of Tenant which are accelerated in accordance with the provisions of Section 1951.2 of the Civil Code of the State of California or any similar or related provision of law, and Guarantor expressly hereby guarantees the prompt payment of any damages or other sums to which Landlord may become entitled in accordance with the provisions of Section 1951.2.

      8. Waivers as to Litigation. Landlord shall have the right to enforce this Guaranty with respect to Guarantor without pursuing any rights or remedies of Landlord against Tenant or any other guarantor or any other party, or any security Landlord may hold. Landlord may commence any action or proceeding based upon this Guaranty (i) directly against Guarantor without making any other guarantor, Tenant or anyone else a party defendant in such action or proceeding, or (ii) jointly against Guarantor and/or Tenant. Any one or more successive and/or concurrent actions may be brought hereon against Guarantor, and/or against Guarantor and/or Tenant, with or without such action being brought against other parties, as often as Landlord, in its sole discretion, may deem advisable.

      9. Waivers of Rights and Remedies of Guarantor Against Tenant. Until all the covenants and conditions in the Lease to be performed and observed by Tenant are fully performed and observed, Guarantor:

            a. Shall have no right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor, in compliance with the obligations of Guarantor hereunder;


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            b. Waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder; and

            c. Subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to the Landlord under the Lease.

      10. Successors and Assigns. This Guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of and may be enforced by the successors and assigns of Landlord or by any person to whom Landlord's interest in the Lease, or any part thereof, including, without limitation, all or any part of the Rent, may be assigned. Wherever in this Guaranty reference is made to Landlord or Tenant, the same shall be deemed to refer also to the then successor or assign of Landlord or Tenant.

      11. Waiver of Defenses Pertaining to Bankruptcy, Disability or Cessation of Liability of Tenant. Neither Guarantor's obligation to make payment or render performance in accordance with the terms of this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, stayed, released, limited, terminated or discharged in any manner whatsoever by any impairment, modification, change, release, limitation or stay of the liability of Tenant or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Code of the United States or other statute or from the decision of any court interpreting any of the same, and Guarantor shall remain obligated under this Guaranty as if no such impairment, stay, modification, change, release or limitation had occurred. Guarantor waives any defense arising by reason of any disability or other defense of Tenant, or by reason of the cessation from any cause whatsoever of the liability, either in whole or in part, of Tenant to Landlord, except, and to the extent, that such cessation shall be the result of payment or performance of the obligation as to which the liability pertains. Guarantor hereby acknowledges that the obligations of Guarantor hereunder are independent of, and may exceed, the obligations of Tenant under the Lease.

      12. Repayments and Reinstatement. If Landlord is obligated by any bankruptcy or other law to repay to Tenant or Guarantor or to any trustee, receiver or other representative of either of them any amounts previously paid, then this Guaranty shall be reinstated in the amount of such repayment. Landlord shall not be required to litigate or otherwise dispute its obligation to make such repayments if it in good faith and on the advice of counsel believes that such obligation exists.

      13. Remedies Separate and Cumulative. All remedies of Landlord by reason of this Guaranty are separate and cumulative remedies. Neither the existence nor the exercise of any such remedy shall be deemed to preclude or prevent the exercise of any other legal or equitable remedy available to Landlord hereunder.

      14. Severability of Provisions. If any provision of this Guaranty or the application thereof to any person or circumstance shall to any extent be held void, unenforceable or invalid, then the remainder of this Guaranty shall not be affected thereby, and each provision of this Guaranty shall be valid and enforced to the fullest extent permitted by law. It is the intention of Guarantor and Landlord that each provision of this Guaranty be fully enforceable, and that all of the provisions hereof shall be interpreted so as to avoid being found void, unenforceable or invalid.

      15. [Intentionally Deleted]

      16. No Waiver. No waiver or modification of any provision of this Guaranty nor any termination of this Guaranty shall be effective unless expressly stated in writing and signed by Landlord,


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and then only to the extent so expressly stated, and no such waiver shall be applicable to any circumstance other than the specific instance for which it is given. In no event shall a waiver of any provision of this Guaranty be implied from any course of conduct on the part of Guarantor and/or Landlord and/or any third party.

      17. Representations and Warranties of Guarantor. Guarantor represents and warrants to the Landlord that:

            a. Guarantor is a corporation, (i) duly organized, validly existing and in good standing under the laws of the state or country of its incorporation, (ii) has the corporate power, authority and legal right to conduct the business in which it is currently engaged, (iii) if not incorporated in California, is duly qualified as a foreign corporation under the laws of the State of California, and (iv) is in good standing under the laws of the State of California.

            b. Guarantor has the power, authority and legal right to make, deliver and perform this Guaranty and has taken all necessary action to authorize the execution, delivery and performance of this Guaranty. No consent of any other person (including, without limitation, stockholders and creditors of Guarantor), and no authorization of, notice to, or other act by or in respect of Guarantor by or with any governmental authority, agency or instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty that has not already been taken or obtained. This Guaranty has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

            c. The execution, delivery and performance by Guarantor of this Guaranty will not violate any provision of any existing law or regulation applicable to Guarantor or of any award, order or decree applicable to Guarantor of any court, arbitrator or governmental authority, or of any security issued by Guarantor or of any mortgage, indenture, lease, contract or other agreement or undertaking to which Guarantor is a party or by which Guarantor or any of its properties or assets is bound.

            d. Guarantor has full and complete opportunity for obtaining access to the financial records of Tenant and has fully satisfied itself with regard to those records prior to entering into this Guaranty.

      18. Jurisdiction, Venue and Choice of Law. This Guaranty and all rights, obligations and liability arising hereunder shall be construed according to the laws of the State of California. Guarantor hereby agrees that any action to enforce the provisions of this Guaranty may be brought, in Landlord's sole discretion, in any federal or state court located within the County of San Mateo, State of California, and by execution and delivery of this Guaranty Guarantor expressly, irrevocably and unconditionally (a) accepts for itself the nonexclusive jurisdiction of such courts, (b) consents to and submits to the exercise of personal jurisdiction by such courts, (c) agrees to be bound by any final judgment rendered thereby in connection with this Guaranty, and (d) waives
(i) any objection Guarantor may now or hereafter have to the laying of venue in any of such courts and (ii) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

      19. Attorney Fees. In the event of any litigation between Landlord and Guarantor seeking a declaration of rights hereunder, damages for breach or any other remedy pertaining this Guaranty, the prevailing party shall recover its reasonable attorneys' fees and court costs.

      20. Sublessees and Other Occupants. For purposes of this Guaranty and the obligations


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and liabilities of Guarantor hereunder, the term "Tenant" shall include any and all assignees, subtenants or others directly or indirectly leasing or occupying the Premises or operating or conducting a business in or from the Premises.

      21. Time. Time is of the essence of each and every provision hereof.

      22. Limitation on Obligations of Guarantor.

            a. Notwithstanding anything to the contrary herein, the total obligations of Guarantor hereunder, whether for the payment of any Rent and/or the performance of any of the obligations of Tenant under the Lease, shall be limited to an amount which is equal to the lesser of (i) $10,000,000 or (ii) the Maximum Formula Amount. The term "Maximum Formula Amount" shall mean a sum equal to thirty-six (36) months of Base Rent and Additional Charges determined from time to time (x) as of the date of any given written demand made on Guarantor while the Lease is still in effect and/or (y) as of the day before the Lease terminated, if and when the Lease terminates. Any payments by Guarantor hereunder shall be credited against such maximum liability amount provided, however, that in the event Guarantor makes a payment to Landlord under this Guaranty and subsequently recovers all or a portion of such payment from Tenant, the amount recovered shall be restored to the amounts available to be paid by Guarantor to Landlord pursuant to this Guaranty. Notwithstanding anything to the contrary herein, including but not limited to the provisions of Paragraph 24 below, no payment made by Guarantor to Landlord or in respect of any obligation of Tenant under the Lease shall reduce the amount of Guarantor's maximum obligations hereunder unless Landlord shall have made a written demand upon Guarantor specifically requiring Guarantor to make payment and specifying that such payment will apply to the maximum of Guarantor's obligations pursuant to this Paragraph 22(a).

            b. This Guaranty shall not apply to any Unapproved Increased Tenant Obligations. The term "Unapproved Increased Tenant Obligations" shall mean any one of the following obligations to the extent that it increases Tenant's obligation under the Lease and is not approved in writing by Guarantor:

                  (i) Any increase in the amount of space leased as a part of the Premises under the Lease pursuant to Paragraph 45 thereof.

                  (ii) Any amendment or modification of the Lease which has the effect of increasing the Rent, Term or other financial obligations of Tenant under the Lease, or decreasing the Tenant Improvement Allowance made available by Landlord without adjustment to the Rent.

Landlord may rely upon any approval or consent given by Guarantor which is executed by any corporate officer of Guarantor specified in Paragraph 45 of the Lease.

            c. This Guaranty shall not apply to a default by a sublessee or assignee of Tenant where all of the following circumstances are present:

                  (i) Landlord has approved the sublease or assignment in
            writing (except where such approval followed any written threat by Tenant that failure to do so would be a breach of the Lease by Landlord or any order of any court); and

                  (ii) Guarantor has not approved such sublease or assignment.
            Landlord may rely on any approval or consent given by Guarantor which is executed by any corporate officer of Guarantor specified in Paragraph 45 of the Lease.


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      23. Termination of Guaranty. This Guaranty shall terminate and shall be of no further force or effect and Landlord shall execute an agreement acknowledging the termination of this Guaranty when either of the following conditions described in clauses (i) or (ii) have been satisfied:

            (i) (A) Tenant completes an initial public offering (or a series of public offerings within a twenty four month period) which results in Tenant raising a minimum of $40,000,000 (net available to Tenant after payment of all costs associated with such public offerings);

                  (B) Guarantor has delivered to Landlord a certificate representing and warranting to Landlord that (based on the information supplied by Tenant consisting of one or more effective registration statements filed by Tenant with the Securities and Exchange Commission or a certification by Tenant's underwriter) the conditions specified in clause (i) above has been satisfied, executed by any corporate officer of Guarantor specified in Paragraph 45 of the Lease; and

                  (C) Tenant deposits with Landlord the Letter of Credit specified in Paragraph 32 of the Lease at a time Tenant is not in default (and no event has occurred which, with the passage of time or giving of notice or both, would constitute a default) under the Lease; or

            (ii) Landlord determines after receipt of a written request by Guarantor and Tenant together with such information as Landlord shall reasonably request, that all of the circumstances and conditions specified in Paragraph 32(c) of the Lease have occurred entitling Tenant to a return of the Letter of Credit and at such time, neither Tenant nor Guarantor, respectively, is in default under the Lease or Guaranty (and no default has occurred which, with the passage, of time or giving of notice or both, would constitute a default) thereunder.

      24. Guarantor's Rights to Cure. During the continuance of the Guaranty until such time the Guaranty shall terminate pursuant to Paragraph 23 above, Landlord and Guarantor agree as follows:

            (a) Guarantor shall have the right, but not the obligation, at any time prior to termination of the Lease to pay all Base Rent, Additional Charges and other Rent due thereunder, to provide any insurance and make any other payments, to make any repairs and improvements and do any other act or thing required of Tenant thereunder, and to do any act or thing which may be necessary and proper to be done in the performance and observance of the covenants, conditions and agreements thereof to prevent the termination of the Lease. All payments so made and all things so done and performed by Guarantor shall be as effective to prevent a termination of the Lease as the same would have been if made, done and performed by Tenant instead of by Guarantor.

            (b) Should any default occur under the Lease, Guarantor shall have thirty (30) days after receipt of notice from Landlord setting forth the nature of such default within which to remedy such default.

            (c) Landlord shall mail to Guarantor a duplicate copy by certified mail of any and all notices which Landlord may from time to time give to or serve upon Tenant pursuant to the provisions of the Lease; and no notice by Landlord to Tenant hereunder shall be deemed to have been given as to Tenant unless and until a copy thereof has been mailed to Guarantor.


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            (d) Should the Lease be terminated by reason of any rejection of the
Lease in a bankruptcy proceeding or by Landlord following Tenant's default, Landlord shall, subject to the terms and conditions of this subsection (e), upon written request by Guarantor to Landlord made within thirty (30) days after such termination, execute and deliver a new lease of the Premises to Guarantor for the remainder of the term of the Lease with the same covenants, conditions and agreements as are contained therein; provided, however, that Landlord's execution and delivery of such new lease of the Premises shall be made without representation or warranty of any kind or nature whatsoever, either express or implied, including without limitation, any representation or warranty regarding title to the Premises or the priority of such new lease; and Landlord's obligations and liability under such new lease shall not be greater than if the Lease had not terminated and Guarantor had become the Tenant thereunder. Guarantor shall take the Premises "as is" in their then current condition. Upon execution and delivery of such new lease, Guarantor, at its sole cost and expense, shall be responsible for taking such action as shall be necessary to cancel and discharge the Lease and to remove the Tenant named therein and any other occupant from the Premises. Landlord's obligation to enter into such new lease of the Premises with Guarantor shall be conditioned as follows: (i) Guarantor shall have complied with the provisions of this Agreement applicable prior to the gaining of possession; and (ii) Guarantor shall pay all costs and expenses of Landlord, including without limitation, reasonable attorneys' fees, real property transfer taxes and any escrow fees and recording charges, incurred in connection with the preparation and execution of such new lease and any conveyances related thereto. In the event Landlord enters into such new lease of the Premises with Guarantor, Guarantor shall be fully responsible for the obligations under the Lease and the limitations on the obligations of Guarantor in Paragraph 22 above shall not be applicable to the obligations of Guarantor under such new lease.

      IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the day and year first written above.

"Guarantor"                               "Landlord"

Oracle Corporation                        Circle Star Center Associates, L.P.,
                                          a California limited partnership

/s/ Bruce M. Lange
---------------------------------         By:  M-D VENTURES, INC.,
By: Bruce M. Lange                             It General Partner
Its: Vice president and Treasurer
                                                /s/ John Mozart
                                                --------------------------------
                                                By: John Mozart
                                                Its: President


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